EXHIBIT 12.6

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2005	2006	2007	2008	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$182,927	$190,607	$186,108	$186,988	$170,499
Interest and other charges, before reduction for amounts capitalized
and deferred	85,519	94,035	107,232	106,316	121,105
Provision for income taxes	135,846	146,731	149,056	148,231	108,778
Interest element of rentals charged to income (a)	7,091	8,838	7,976	7,702	7,063

Earnings as defined	$411,383	$440,211	$450,372	$449,237	$407,445

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$85,519	$94,035	$107,232	$106,316	$121,105
Interest element of rentals charged to income (a)	7,091	8,838	7,976	7,702	7,063

Fixed charges as defined	$92,610	$102,873	$115,208	$114,018	$128,168

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	4.44	4.28	3.91	3.94	3.18

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12.6

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

	Year Ended December 31,
	2005	2006	2007	2008	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$182,927	$190,607	$186,108	$186,988	$170,499
Interest and other charges, before reduction for amounts capitalized
and deferred	85,519	94,035	107,232	106,316	121,105
Provision for income taxes	135,846	146,731	149,056	148,231	108,778
Interest element of rentals charged to income (a)	7,091	8,838	7,976	7,702	7,063

Earnings as defined	$411,383	$440,211	$450,372	$449,237	$407,445

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS):
Interest before reduction for amounts capitalized and deferred	$85,519	$94,035	$107,232	$106,316	$121,105
Preferred stock dividend requirements	500	1,018	-	-	-
Adjustments to preferred stock dividends
to state on a pre-income tax basis	371	784	-	-	-
Interest element of rentals charged to income (a)	7,091	8,838	7,976	7,702	7,063

Fixed charges as defined plus preferred stock
dividend requirements (pre-income tax basis)	$93,481	$104,675	$115,208	$114,018	$128,168

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS)	4.40	4.21	3.91	3.94	3.18

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.